EXHIBIT 10.22(a)

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED BY MARKING SUCH PORTIONS WITH ASTERISKS (THE "MARK"). tHIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION WITHOUT THE MARK PURSUANT TO THE COMPANY'S APPLICATION REQUESTING CONFIDENTIAL TREATMENT.


                                LICENSE AGREEMENT

                                     BETWEEN

                         ADVANCED TISSUE SCIENCES, INC.

                         A DELAWARE CORPORATION, AS ATS

                                       AND

                               INAMED CORPORATION,

                         A DELAWARE CORPORATION, AS IMDC

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----

ARTICLE 1    LICENSE GRANT...................................................2
     1.1     License to Use ATS Intellectual Property Rights for
              First Phase Product Categories.................................2
     1.2     Option to Acquire License to Use ATS Intellectual
              Property Rights for Second Phase Product Categories............2
     1.3     Reservation of Rights...........................................2
     1.4     Disclosure of ATS Technology....................................2

ARTICLE 2    REMUNERATION....................................................2
     2.1     License Fees....................................................3
     2.2     Milestone Payments..............................................3
     2.3     Running Royalty.................................................3
     2.4     First Additional Royalty........................................3
     2.5     Second Additional Royalty.......................................3
     2.6     Minimum Royalty.................................................3
     2.7     Reports, Records and Royalty Payments...........................4
     2.8     Currency........................................................4
     2.9     Late Charges....................................................4
     2.10    Foreign Sales...................................................4
     2.11    Foreign Taxes...................................................5
     2.12    Product Prices..................................................5
     2.13    Sales to Affiliates.............................................5
     2.14    Books and Records...............................................5
     2.15    Audit Rights....................................................5

ARTICLE 3    RESEARCH & DEVELOPMENT; COMMERCIALIZATION EFFORTS...............5
     3.1     R&D Plan; Clinical and Regulatory Approval Plan.................5
     3.2     ATS Responsibilities............................................5
     3.3     IMDC Responsibilities...........................................6
     3.4     Ownership of Data and Regulatory Approvals......................6
     3.5     Diligence.......................................................6
     3.6     Research Committee..............................................6
     3.7     Disputes........................................................6
     3.8     Publications....................................................7

ARTICLE 4    MANUFACTURING; PURCHASE AND SALE OF PRODUCTS....................7
     4.1     ATS Right to Manufacture........................................7
     4.2     Third Party Manufacture.........................................7
     4.3     Price...........................................................7
     4.4     Forecasts.......................................................8
     4.5     Royalty [**   ].................................................8
     4.6     Secondary Manufacturing.........................................8
     4.7     Purchase Orders.................................................8

                              TABLE OF CONTENTS

                                                                           Page
                                                                           ----

     4.8     IMDC Audit Rights...............................................8

ARTICLE 5    INTELLECTUAL PROPERTY MATTERS...................................9
     5.1     Patent Prosecution and Maintenance..............................9
     5.2     Ownership of ATS Patents and ATS Know-How.......................9
     5.3     Ownership of Improvements.......................................9
     5.4     Third Party Infringement........................................9
     5.5     Third Party Infringement Claims................................10
     5.6     Marking........................................................10
     5.7     Trademarks.....................................................10

ARTICLE 6    INDEMNITY......................................................11
     6.1     IMDC Indemnity.................................................11
     6.2     ATS Indemnity..................................................11
     6.3     Insurance......................................................11
     6.4     Third Party Manufacture........................................11
     6.5     Cooperation....................................................11

ARTICLE 7    REPRESENTATIONS AND WARRANTIES; LIABILITY LIMITATION...........12
     7.1     Both Parties' Representations and Warranties...................12
     7.2     ATS' Representations and Warranties............................12
     7.3     No Additional Warranties.......................................12
     7.4     Limitation on Damages..........................................12

ARTICLE 8    COMPLIANCE WITH LAWS...........................................12
     8.1     General........................................................12
     8.2     Governmental Rights............................................13

ARTICLE 9    CONFIDENTIALITY................................................13
     9.1     Treatment of Confidential Information..........................13
     9.2     Publicity......................................................13

ARTICLE 10   TERM AND TERMINATION...........................................14
     10.1    Term...........................................................14
     10.2    Term Extension.................................................14
     10.3    Termination Upon Default.......................................14
     10.4    Rights Upon Termination........................................15
     10.5    Survivability..................................................16
     10.6    Work-in-Progress...............................................16
     10.7    Termination Not Exclusive Remedy...............................16
     10.8    Change of Control..............................................16

ARTICLE 11   ASSIGNMENT; SUCCESSORS.........................................16
     11.1    Assignment.....................................................16

                              TABLE OF CONTENTS

                                                                           Page
                                                                           ----

     11.2    Binding Upon Successors and Assigns............................17

ARTICLE 12   GENERAL PROVISIONS.............................................17
     12.1    Waiver.........................................................17
     12.2    Arbitration....................................................17
     12.3    Notices........................................................17
     12.4    Governing Law..................................................18
     12.5    Entire Agreement...............................................18
     12.6    Amendments.....................................................18
     12.7    Force Majeure..................................................18
     12.8    Severability...................................................18
     12.9    Recording......................................................18
     12.10   Counterparts...................................................18

EXHIBIT A    DEFINITIONS.....................................................1

EXHIBIT B    INAMED RELATED PATENT RIGHTS (License Agreement)................1

                                LICENSE AGREEMENT
                                -----------------

     THIS LICENSE AGREEMENT (the "License Agreement" or "Agreement") is made and entered into as of May 10, 1999 (the "Effective Date"), by and between Advanced Tissue Sciences, Inc., a Delaware corporation ("ATS"), and Inamed Corporation, a Delaware corporation ("IMDC").

                                    RECITALS
                                    --------

     A. Certain capitalized terms used in this License Agreement are defined to have the meaning as specified on Exhibit A attached hereto and made a part
                                 ---------
hereof.

     B. ATS owns certain ATS Intellectual Property Rights which can be applied toward developing products in the Product Categories.

     C. IMDC desires (i) to collaborate with ATS in the research and development which is necessary to develop and to identify and formalize the specifications for the Subject Products, which comprise the Product Portfolio; (ii) to obtain the appropriate FDA and other regulatory approvals which are necessary to bring
the Product Portfolio to commercial fruition; and (iii) to become [**         ]
worldwide licensee authorized to sell, market and distribute the Subject
Products.

     D. In order to accomplish the foregoing, ATS and IMDC will mutually agree to an R&D Plan and a Clinical and Regulatory Approval Plan with respect to each of the Subject Products.

     E. IMDC desires to expand its current business as the leading company in plastic and reconstructive surgery, primarily breast implants, by acquiring and developing a broad range of collagen-based products (whether bovine-based or human-based, such as those included within the Product Portfolio). This License Agreement initially covers only certain products ("First Phase Subject Products") within the Product Portfolio; under certain circumstances, as specified below, the license granted hereunder may be expanded to include additional products ("Second Phase Subject Products") within the Product Portfolio.

     F. As of May 10, 1999, ATS and IMDC entered into that certain Heads of Agreement setting forth the general agreement of ATS and IMDC with respect to the activities set forth in recitals C, D and E, above (the "Heads of Agreement"). This License Agreement is the license agreement referenced in said Heads of Agreement, and sets forth in more detail the rights and obligations of the parties with respect to said activities as contemplated by the Heads of Agreement.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

                                    ARTICLE 1
                                  LICENSE GRANT

          1.1 License to Use ATS Intellectual Property Rights for First Phase
              ---------------------------------------------------------------
Product Categories. ATS hereby grants to IMDC a non-transferable, [**      ],
------------------
worldwide license under the ATS Intellectual Property Rights to make, use, sell and import the First Phase Subject Products, subject to the terms of this License Agreement. IMDC's right to manufacture First Phase Subject Products is expressly subject to ATS' (or ATS' Affiliates') first right to manufacture the First Phase Subject Products as set forth in Section 4.2 ("ATS Rights to Manufacture"). The license set forth in this Section 1.1 does not include any sublicense rights.

          1.2 Option to Acquire License for Second Phase Product Categories. If
              -------------------------------------------------------------
IMDC acquires at least [**] of Collagen Aesthetics, Inc. ("CGEN") by September
30, 1999, IMDC will acquire from ATS a non-transferable, [**     ], worldwide
license under the ATS Intellectual Property Rights necessary to make, use, sell and import Second Phase Subject Products, subject to the terms of this License Agreement. The license referred to in this Section 1.2 does not include any right to sublicense except rights relating to the Urinary Incontinence Products. Until the earlier of such time as IMDC acquires [**] of CGEN or September 30, 1999, with respect to every aspect of the Second Phase Product Categories, (i) IMDC shall also have the option acquire such license at its election by written
notice to ATS; and (ii) ATS and IMDC will deal [**            ] with each other;
provided, however, that in the event CGEN is acquired by a third party prior to September 30, 1999, ATS may give a written notice to IMDC that ATS no longer wishes to be bound by this Section 1.2; and in the event ATS does give said written notice, then IMDC shall still be entitled to acquire the license for the Second Phase Product Categories if IMDC makes payment to ATS within 30 days after IMDC's receipt of said written notice in the amounts as specified in
Section 2.1(d) below. Upon IMDC so paying for this additional license right, the parties shall enter into an addendum to this License Agreement adding the Second Phase Product Categories to this License Agreement, which addendum shall contain any necessary additional terms incident to adding the Second Phase Product Categories, including, but not limited to, the conditions under which IMDC may grant sublicenses to the Urinary Incontinence Products.

          1.3 Reservation of Rights. ATS retains and reserves the right to use
              ---------------------
ATS Intellectual Property Rights for any and all uses not specifically licensed to IMDC hereunder, including, without limitation, the right to license the ATS Intellectual Property Rights to third parties for product categories other than the First Phase Product Categories and the Second Phase Product Categories.

          1.4 Disclosure of ATS Technology. Promptly after the Effective Date,
              ----------------------------
to the extent it has not already done so, ATS will disclose to IMDC all existing ATS Intellectual Property Rights useful or necessary for IMDC to reasonably exploit the rights licensed hereunder. Further, ATS will provide reasonable technical assistance to IMDC, to permit IMDC to reasonably utilize the licensed ATS Intellectual Property Rights, for which IMDC will reimburse ATS' reasonable and documented out-of-pocket costs (such as travel expenses), and IMDC will pay for ATS' direct labor costs related thereto.

                                    ARTICLE 2
                                  REMUNERATION

          2.1 License Fees. IMDC will make payments to ATS as set forth in
              ------------
subsections (a) through (d) below.

              (a) $1 million cash license fee on or before May 20, 1999.

              (b) $1 million cash license fee on or before August 1, 1999.

              (c) $1 million cash license fee on or before November 1, 1999.

              (d) $2 million cash if IMDC exercises its option to acquire a license to the Second Phase Product Categories set forth in Section 1.2 ("Option to Acquire License to for Second Phase Subject Product Categories").

          2.2 Milestone Payments. IMDC will pay to ATS as milestone payments
              ------------------
(the "Milestone Payments") the sum of [**                            ], within
thirty (30) days after [**             ] for each Subject Product; provided,
however, that in no event will the Milestone Payments exceed an aggregate of
[**                             ] during the term of this Agreement.

          2.3 Running Royalty. IMDC will pay to ATS a running royalty ("Running
              ---------------
Royalty") of [**] of Net Sales of Subject Products.

          2.4 First Additional Royalty. For each calendar year, IMDC will pay to
              ------------------------
ATS an additional royalty payment ("First Additional Royalty") based on the aggregate Net Sales of all Subject Products, as follows:

              (a) [**                       ]        [** ]

              (b) [**                       ]        [** ]

              (c) [**                        ]       [** ]

              (d) [**                        ]       [** ]

              (e) [**               ]                [** ]

          2.5 Second Additional Royalty. For each calendar year in which the
              -------------------------
aggregate Net Sales of all Subject Products manufactured by ATS (or an ATS
Affiliate) exceed [**       ], IMDC will pay to ATS an additional royalty
payment ("Second Additional Royalty") equal to [**] of the amount by which IMDC's Gross Profit Margin on such Subject Products is more than [** ].

          2.6 Minimum Royalty. Commencing with the calendar year in which the
              ---------------
FDA approves the first PMA for the first Subject Product within a particular Product Category, IMDC will pay to ATS a minimum basic royalty payment for that particular Product Category according to the following schedule, against which IMDC shall receive a credit toward any amounts paid under Section 2.3 ("Running Royalty") for that particular Product Category for such calendar year:

              (a) [**    ]                   [**         ]

              (b) [**     ]                  [**         ]

              (c) [**      ]                 [**         ]

              (d) [**     ]                  [**         ]

              (e) [**           ]            [**         ]

              2.6.1 If FDA approval of the first PMA in a Product Category occurs prior to July 1, the Minimum Royalty payment due for that year shall be
[**        ].

              2.6.2 In the event IMDC makes any First Additional Royalty payments or Second Additional Royalty payments in any given calendar year, then the obligation to make Minimum Royalty payments under Section 2.6 will be canceled for both that calendar year and the subsequent calendar year.

              2.6.3 The obligation to make Minimum Royalty payments applies to each and every particular Product Category.

          2.7 Reports, Records and Royalty Payments. IMDC shall submit to ATS on
              -------------------------------------
a quarterly basis (commencing with the quarter in which the first sale of a Subject Product occurs) a written report which specifies the Net Sales of Subject Products for said quarter for Net Sales made by IMDC. Said report and any related payments shall be submitted within 30 days following the end of each calendar quarter.

          2.8 Currency. All payments referred to above shall be in United States
              --------
dollars.

          2.9 Late Charges. Any late payments under this Section 2 shall incur
              ------------
late charges at a rate equal to the Wall Street Journal Prime Rate, plus two percent (2%).

          2.10 Foreign Sales. The remittance of royalties payable on sales
               -------------
outside the United States shall be payable to ATS in United States Dollar equivalents at the official rate of exchange of the currency of the country from which the royalties are payable, as quoted in the Wall Street Journal for the last business day of the calendar quarter in which the royalties are payable. If the transfer of or the conversion in the United States Dollar equivalents of any such remittance in any such instance is not lawful or possible, the payment of such part of the royalties as is necessary shall be made by the deposit thereof, in the currency of the country where the sale was made on which the royalty was based, to the credit and account of ATS or its nominee in any commercial bank or trust company of ATS' choice located in that country, and prompt written notice of which shall be given by IMDC to ATS.

          2.11 Foreign Taxes. Any tax required to be withheld by IMDC under the
               -------------
laws of any foreign country for the account of ATS shall be promptly paid by IMDC for and on behalf of ATS to the appropriate governmental authority, and IMDC shall furnish ATS with proof of payment of such tax together with official or other appropriate evidence issued by the applicable governmental authority. Any such required tax actually paid on ATS' behalf shall be deducted from the royalty payment due ATS.

          2.12 Product Prices. IMDC shall sell all Subject Products at a
               --------------
commercially reasonable sales price, and if IMDC elects to sell any of the Subject Products at less than a commercially reasonable sales price (e.g., as a "loss leader"), then the royalties shall be paid on the commercially reasonable sales price, rather than on the lower actual reduced price.

          2.13 Sales to Affiliates. In order to assure ATS the full royalty
               -------------------
payments contemplated in this License Agreement, IMDC agrees that in the event any Subject Product is sold for purposes of resale to an Affiliate of IMDC, then the royalties to be paid in respect to such Subject Product will be computed on the net selling price at which the purchaser for resale sells such Subject Products rather than on the net selling price of IMDC.

          2.14 Books and Records. IMDC agrees to keep proper records and books
               -----------------
of account in accordance with good accounting practices, showing the sales upon which the royalty payments of IMDC are based, and all other information necessary for the accurate determination of payment to be made hereunder.

          2.15 Audit Rights. On reasonable written notice, ATS, at its own
               ------------
expense, shall have the right to have an independent certified public accountant inspect and audit the books and records of IMDC during usual business hours for the sole purpose of determining the correctness of payments due under this Agreement. Such examination with respect to any fiscal year shall not take place later than 3 years following the expiration of such period. The expense of any such audit shall be borne by ATS; provided, however, that, if the audit discloses an error in excess of [**] in favor of ATS, then IMDC shall pay the cost to ATS of the audit.

                                    ARTICLE 3
                RESEARCH & DEVELOPMENT; COMMERCIALIZATION EFFORTS

          3.1 R&D Plan; Clinical and Regulatory Approval Plan. Within one
              -----------------------------------------------
hundred and twenty (120) days of execution of this Agreement, ATS and IMDC will jointly develop for each Subject Product (i) a research and development plan (the "R&D Plan"); and (ii) a clinical trial and regulatory plan (the "Clinical and Regulatory Approval Plan"). It is anticipated that an R&D Plan and Clinical and Regulatory Approval Plan for each Subject Product will be developed and implemented concurrently.

          3.2 ATS Responsibilities. ATS will be responsible for conducting the
              --------------------
activities required for (i) the design of the Subject Products; and (ii) the design of the manufacturing processes for the Subject Products in accordance with the applicable R&D Plan. A reasonable limit on ATS's expenditures per year for ATS's work under each R&D Plan (including work done internally and work contracted out) shall be determined by the parties hereto, on a product by
product basis, which limit, during the first [**     ] of the R&D Plan,
shall not exceed [**] of the amount of payments made by IMDC to ATS described in
Section 2.1 ("License Fees") during such [**    ] period. Thereafter, the
parties will in good faith negotiate the future allocation of expenses and limitations on ATS expenditures, if any, under the R&D Plan. ATS shall design the Subject Products (including, without limitation, the package size for the Subject Products, the projected shelf life of the Subject Products, and methods for use of the Subject Products) based on specifications that reflect the needs of the marketplace and reflect the collaborative spirit between IMDC and ATS.

          3.3 IMDC Responsibilities. IMDC will be responsible for planning,
              ---------------------
conducting and funding all of the clinical trials and regulatory submissions necessary to obtain commercial clearance to sell the Subject Products in accordance with the applicable Clinical and Regulatory Approval Plan.

          3.4 Ownership of Data and Regulatory Approvals. ATS and IMDC will
              ------------------------------------------
fully cooperate in the activities referenced in Section 3.2 ("ATS Responsibilities") and Section 3.3 ("IMDC Responsibilities"), including sharing all data obtained in connection with such activities. [**] will own the clinical study data and regulatory approvals; provided, however, that [**] shall have access to such information for (i) purposes of [**

                                                ]. In the event of any early
termination of this Agreement for reasons other than a breach [** ], rights to regulatory filings, data and approvals for the Product Portfolio will automatically be granted to and vested in [**], and [**] shall execute and deliver any and all appropriate documents to evidence and implement such rights.

          3.5 Diligence. ATS and IMDC shall each use commercially reasonable and
              ---------
diligent efforts to perform its respective activities and responsibilities under the R&D Plans and Clinical and Regulatory Approval Plans and otherwise in order to fulfill its responsibilities under Section 3.2 ("ATS Responsibilities") and
Section 3.3 ("IMDC Responsibilities").

          3.6 Research Committee. ATS and IMDC shall establish a Research
              ------------------
Committee (the "Research Committee"), comprised of an equal number of members from ATS and IMDC:

              (a) to prepare the R&D Plans and Clinical and Regulatory Approval
                  Plans, and any amendments; and

              (b) to review and evaluate progress under the R&D Plans and
                  Clinical and Regulatory Approval Plans;

              (c) to coordinate and monitor publication of research results obtained from the R&D Plans and Clinical and Regulatory Approval Plans and to coordinate and monitor the exchange of information and materials that relate to the R&D Plans and Clinical and Regulatory Approval Plans.

          3.7 Disputes. If the parties are not able to promptly reach mutual
              --------
agreement for the R&D Plan or a Clinical and Regulatory Approval Plan for a particular Subject Product, then either (i) the unresolved aspects for said R&D Plan or Clinical and Regulatory Approval

Plan shall be resolved by a decision made jointly by the Research Committee;
(ii) if a joint decision cannot be reached pursuant to (i), IMDC may make the decision as to the unresolved aspect for said R&D Plan or Clinical and Regulatory Approval Plan so long as IMDC shall provide all of the funding for implementing such unresolved aspect of the R&D Plan or Clinical and Regulatory Approval Plan for the particular Subject Product; or (iii) the particular Subject Product shall be removed from the license granted to IMDC, and thereafter ATS shall have the sole right to pursue research and development and commercialization efforts to said Subject Product.

          3.8 Publications. Results obtained in the course of the R&D Plan or
              ------------
Clinical and Regulatory Approval Plan may be submitted for publication following scientific review by the Research Committee and subsequent written approval by ATS' and IMDC's managements, which approval shall not be unreasonably withheld. After receipt of the proposed publication by both parties' managements, written approval or disapproval shall be provided within 30 days for a manuscript, and within 14 days for an abstract for presentation at, or inclusion in the proceedings of a scientific meeting, and within 14 days for presentation materials to be used at a scientific meeting.

                                    ARTICLE 4
                  MANUFACTURING; PURCHASE AND SALE OF PRODUCTS

          4.1 ATS Right to Manufacture. ATS, or an Affiliate of ATS, shall have the first right to manufacture each and every one of the Subject Products comprising the Product Portfolio; and ATS shall sell those Subject Products
(for which IMDC has obtained and maintained [**     ] license rights pursuant to
this License Agreement) [**       ] to IMDC (as to the Product Categories
included within this Agreement) during the term of this Agreement, based on forecasts and purchase orders submitted by IMDC. ATS shall elect whether to so manufacture a Subject Product by delivering written notice of election to IMDC at least six (6) months prior to IMDC receiving PMA approval from the FDA for the particular Subject Product; provided, however, that IMDC shall keep ATS reasonably informed as to the status of the PMA applications for each Subject Product. Upon such election to manufacture, the parties shall agree upon the price for the Subject Product as set forth in Section 4.4 ("Price"), as well as all other necessary terms for purchase and sale such as acceptance of product, delivery terms, payment terms, etc.

          4.2 Third Party Manufacture. If ATS, or an Affiliate of ATS, does not
              -----------------------
elect to manufacture a given Subject Product as set forth in Section 4.1 ("ATS Right to Manufacture"), then either (i) IMDC may elect to manufacture said Subject Product; or (ii) ATS and IMDC shall mutually agree as to a third party manufacturer for said Subject Product.

          4.3 Price. If ATS (or an Affiliate of ATS) elects to manufacture a
              -----
given Subject Product, ATS (or an Affiliate of ATS) shall charge IMDC a
"transfer price" which reflects [**                         ]. IMDC shall have
the right to audit the costs for ATS (or ATS' Affiliate) to manufacture the Subject Product as set forth in Section 4.8 ("IMDC Audit Rights"). Recognizing that until ATS (or ATS'Affiliate) achieves a higher utilization rate of its
manufacturing facilities the transfer price may not reflect a [**            ]
at which IMDC can [**                 ], the transfer price plus royalties
payable under Section 3.2 ("Running

Royalty") shall not [**
         ] charges its customers, except as otherwise noted below. If said [**
    ] would result in a transfer price which is less than [**] times the [**
   ] for ATS (or ATS' Affiliate ) to manufacture the Subject Product, then the parties shall pursue good faith negotiations for a mutually agreeable transfer price. If no such agreement is reached, then ATS (or ATS' Affiliate) shall not be obligated to manufacture and sell such Subject Product at a transfer price
less than [**] times the [**                      ]; and any such refusal of ATS
(or ATS' Affiliate) to manufacture and sell at a lower price shall not activate
the "royalty [**    ]" referenced in Section 4.5 (Royalty [**      ]) below. Any
inability of IMDC to obtain the Subject Product from ATS (or ATS' Affiliate) because of the foregoing disagreement regarding pricing shall [**

                                                  ].

              4.3.1 In the situation where ATS is supplying a component which is incorporated in a product finished by IMDC which would be considered a Subject Product, the "transfer price" plus royalties payable under Section 3.2 shall not
[**                      ] of IMDC's total [**         ] (according to GAAP) for
such finished product. If said [**      ] would result in a transfer price which
is less than [**] times the [**       ] for ATS (or ATS's Affiliate) to
manufacture the component, then the parties shall pursue good faith negotiations for a mutually agreeable transfer price; and if no such agreement is reached, then the provisions set forth in the last two sentences of Section 4.3 shall apply.

              4.3.2 Pricing formulas and mechanisms for Subject Products shall be agreed to by the parties and attached hereto as Exhibit C.

          4.4 Forecasts. If ATS (or an Affiliate of ATS) exercises its right to
              ---------
manufacture, then within 30 days after regulatory approval for the Subject Product in the first market, IMDC will provide a 12-month forecast with estimated monthly purchase quantities. IMDC will provide an updated forecast monthly on a rolling basis. The first five (5) months of each forecast will be binding on IMDC and will be treated as a legally binding and firm purchase order. ATS (or ATS' Affiliate) agrees to use commercially reasonable and diligent efforts to support any demand that is higher than the forecast.

          4.5 Royalty [**   ]. In the event in any calendar month ATS (or ATS'
              ---------------
Affiliate) is out of stock with respect to more than [**] of IMDC's forecasts for a particular Subject Product, and as a consequence ATS (or ATS' Affiliate) is unable to ship to IMDC [**] or more of the forecasted amount, [**
        ] "royalty [**    ]", in which case all [**




                          ].

          4.6 Secondary Manufacturing. The parties will work together from time
              -----------------------
to time to develop comprehensive plans for secondary manufacturing sources, and/or inventory stockpiles, to ensure an adequate level of supply of the commercialized products to suit IMDC's anticipated needs.

          4.7 Purchase Orders. The terms of any purchase orders submitted by
              ---------------
IMDC shall not be binding upon ATS unless ATS specifically consents to such terms in writing, to the extent such terms are inconsistent with or in addition to the terms of this License Agreement.

          4.8 IMDC Audit Rights. On reasonable written notice, IMDC, at its own
              -----------------
expense, shall have the right to have an independent certified public accountant inspect and audit the books and records of ATS (or ATS' Affiliate) during usual business hours for the sole purpose of determining the cost of ATS (or ATS' Affiliate) to manufacture a given Subject Product. Such examination with respect to any Subject Product shall not take place later than 12 months following calendar year in which IMDC purchased the Subject Product in question. The expense of any such audit shall be borne by IMDC; provided, however, that, if the audit discloses an error in excess of [**] in favor of IMDC, then ATS (or ATS' Affiliate) shall pay the cost to IMDC of the audit.

                                    ARTICLE 5
                          INTELLECTUAL PROPERTY MATTERS

          5.1 Patent Prosecution and Maintenance. ATS shall have full control
              ----------------------------------
over prosecution and maintenance of the patent applications and patents contained in the ATS Patents and Improvements. IMDC shall be responsible for the costs of such prosecution and maintenance and shall reimburse ATS for such costs upon a quarterly basis within thirty (30) days after receipt of ATS' invoice; provided, however, that in the event any of such costs are incurred with respect to a patent or patent application which has been licensed to third parties or used commercially by ATS for other than the Product Categories licensed to IMDC under this Agreement, then IMDC shall be responsible for only an equitable allocation of such costs which allocation shall not exceed [**
                         ]. ATS shall deliver to IMDC copies of all patent
applications, amendments, material related correspondence, and other material related matters for all ATS Patents within a reasonable period of time after such items are received by or reported to ATS. ATS shall take into consideration any comments or suggestions made by IMDC with respect to such prosecution and maintenance, but final decisions shall reside with ATS. ATS shall file foreign patent applications in those countries reasonably requested by IMDC or such other countries as ATS may deem necessary and desirable. If ATS elects not to file a patent application in a country in which IMDC has requested ATS to file an application, or if ATS decides not to continue the prosecution of any patent application or patent, domestic or foreign, contained in the ATS Patents or Improvements, IMDC shall be free to do so at its expense; provided, however,
that (i) [**                                 ] any such patent applications or
patents filed or prosecuted by IMDC, such patent applications and patents shall
be included within the [**                                      ] hereunder, and
any Subject Products sold in such countries shall be subject to the royalty obligations of this License Agreement and (ii) IMDC will keep ATS advised of the status of such prosecution and maintenance by providing ATS with copies of all official communications with respect to such patent applications and patents, and IMDC shall take into consideration any comments or suggestions made by ATS with respect to such prosecution and maintenance.

          5.2 Ownership of ATS Patents and ATS Know-How. All ATS Patents and ATS
              -----------------------------------------
Know-How shall be solely owned by ATS, and IMDC shall execute, or cause its employees to execute, any documents necessary to perfect ATS' ownership rights therein.

          5.3 Ownership of Improvements. ATS shall solely own all Improvements
              -------------------------
(including any patents or patent applications disclosing and claiming such Improvements) made by its employees as a result of the activities contemplated by the R&D Plans or Clinical and Regulatory Plans. Where ATS and IMDC employees are co-inventors of (in the case of patents) or make an essential contribution to (in the case of know-how) any Improvement, ATS shall solely own such Improvement, and IMDC shall execute, or cause its employees to execute, any documents necessary to perfect ATS' ownership rights therein. Upon termination of this Agreement, IMDC shall have rights in such Improvements as specified in
Section 10.9 hereof. Where all inventors are employed by IMDC, IMDC shall be the sole owner of the Improvement.

          5.4 Third Party Infringement. In the event IMDC or ATS becomes aware
              ------------------------
of any actual or threatened infringement of the Intellectual Property Rights with respect to the Product Categories, that party shall promptly notify the other and the parties shall discuss the most appropriate action to take. Both parties shall use their reasonable efforts in cooperating with each other to terminate such infringement without litigation. Within one hundred twenty (120) days after the date of notification of infringement, if attempts to abate such infringement are unsuccessful, then IMDC may (but is not obligated to) bring such action at its own expense, in which event ATS shall cooperate with IMDC as reasonably requested, at IMDC's expense. ATS may (but is not obligated to), on its own initiative, join in such suit. All recoveries, damages and awards in such suit, after reimbursement of all litigation expenses not previously reimbursed by the defendant or insurance, shall be allocated [**] to IMDC and [**] to ATS. In the event that IMDC elects not to institute or prosecute any suit to enjoin or recover damages from any infringer, then ATS alone may (but is not obligated to), in its sole discretion and at its expense, initiate and conduct an infringement action and keep any settlement or award which may be obtained. IMDC and ATS agree that neither will settle any action commenced by it in a manner that is prejudicial to any ATS Intellectual Property Rights without the other party's prior written approval. The parties recognize that ATS may also license some of the ATS Patents to third parties for other than those Product Categories licensed to IMDC under this Agreement; and if that does occur and there are infringement actions which affect both IMDC and said third party, then the parties agree that there will be cooperation between ATS, IMDC and said third party(ies) regarding the handling of the infringement claim and an equitable allocation of any settlement or award based upon the relative rights and contributions of ATS, IMDC and the third party(ies).

          5.5 Third Party Infringement Claims. In the event any Subject Product
              -------------------------------
becomes the subject of a claim for patent or other proprietary right infringement anywhere in the world, the parties shall promptly give notice to the other and meet to consider the claim and the appropriate course of action. IMDC shall have the right (but is not obligated to) to conduct the defense of any such suit brought against IMDC and/or ATS, and shall have the sole right and authority to settle any such suit; provided that ATS shall cooperate with IMDC, as reasonably requested by IMDC, in connection with the defense of such claim, at IMDC's expense. Notwithstanding the foregoing, however, if any such claim is directed at the validity or scope of an ATS Patent, Improvement or ATS Know-How, then, with respect to such claim, ATS shall have the right (but not the obligation) to conduct the defense of any such suit, and shall have the sole right and authority to settle any such suit; provided that IMDC shall cooperate with ATS, as reasonably requested by ATS, in connection with the defense of such claim, at ATS' expense.

          5.6 Marking. IMDC agrees to mark and to cause any sublicensee to mark
              -------
any Subject Products (or their containers or labels) made, sold, or otherwise disposed of by it or them with any notice of patent rights necessary or desirable under applicable law to enable the ATS Patents or Improvements to be enforced to their full extent in any country where Subject Products are made, used or sold.

          5.7 Trademarks. IMDC shall be responsible for the selection of the
              ----------
trademarks it uses in connection with the Subject Products; provided, however, that the use of such trademarks will be subject to the prior approval of ATS, which approval will not be unreasonably withheld. IMDC agrees not to select any trademarks which may cause confusion with any ATS trademarks or trademarks of
any ATS Affiliate. IMDC shall [**           ] the trademarks it selects for the
Subject Products. IMDC shall be responsible for registration and maintenance of all such trademarks at IMDC's cost.

                                    ARTICLE 6
                                    INDEMNITY

          6.1 IMDC Indemnity. IMDC hereby agrees to indemnify, defend and hold
              --------------
harmless ATS and its Affiliates and their respective directors, officers, employees and agents from and against any liability or expense arising from the promotion of the Product Portfolio, including without limitation (i) any product liability or similar claim asserted by any party as to any Subject Products;
(ii) any claims arising from the use of any ATS Intellectual Property Rights pursuant to this License Agreement which use infringes the issued valid patents of a third party; (iii) any claims for death, personal injury or related property damage arising from the manufacture, sale, marketing, distribution or use of any Subject Products; and (iv) the material breach by IMDC of its representations, warranties or obligations hereunder; provided, however, that such indemnification shall not include any liability or expense directly and solely attributable to design or development characteristics solely under the control of ATS which were designed or developed solely by ATS or defects related to ATS' (or ATS' Affiliate's) manufacturing of Subject Products which ATS (or ATS' Affiliates) elects to manufacture. Without limiting the generality of the foregoing, such indemnity and defense obligation shall apply to any product liability or other claims, including without limitation, personal injury, death or property damage, made by employees, subcontractors, or agents of IMDC, as well as by any customer, patient, hospital, doctor, or member of the general public who buys or uses the Subject Products. IMDC shall monitor customer complaints and will be responsible for corrections, withdrawal or alert notices.

          6.2 ATS Indemnity. ATS hereby agrees to indemnify, defend and hold
              -------------
harmless IMDC and its Affiliates and their respective directors, officers, employees and agents from and against any claims, actions, costs, damage, liability or expense directly and solely attributable to design or development characteristics solely under the control of ATS which were designed or developed solely by ATS and any defects related to ATS' (or ATS' Affiliate's) manufacturing of Subject Products which ATS (or ATS' Affiliate) agrees to manufacture in accordance with IMDC's product specifications;.

          6.3 Insurance. Each party shall purchase and maintain customary
              ---------
products liability insurance, at reasonable levels to be agreed upon from time to time, such that each party bears responsibility for its own defects and negligence. Each party shall have the other named as an additional insured party on any such product liability insurance policies.

          6.4 Third Party Manufacture. In the event that ATS elects not to
              -----------------------
manufacture one or more Subject Product, then ATS and IMDC will jointly ensure that the party who conducts the manufacturing process for such Subject Products(s) accepts responsibility for its own defects and negligence.

          6.5 Cooperation. In the event that either party seeks indemnification
              -----------
under Section 6.1 ("IMDC Indemnity") or Section 6.2 ("ATS Indemnity"), it (i) shall inform the other party of a claim as soon as reasonably practical after it receives notice of the claim; (ii) shall permit the other party to assume direction and control of the defense of the claim (including the right to settle the claim); and (iii) shall cooperate as requested in the defense of the claim, subject to being reimbursed for its reasonable expenses incurred in connection therewith.

                                    ARTICLE 7
              REPRESENTATIONS AND WARRANTIES; LIABILITY LIMITATION

          7.1 Both Parties' Representations and Warranties. ATS and IMDC each
              --------------------------------------------
represents and warrants to the other that (i) it has the authority to enter into and perform this License Agreement; and (ii) its execution, delivery and performance of this License Agreement will not conflict with the terms of any other agreement to which it is a party. ATS and IMDC each covenant not to enter into any agreement which will conflict with the terms of this License Agreement.

          7.2 ATS' Representations and Warranties. ATS represents, warrants and
              -----------------------------------
covenants to IMDC that: (i) as of the Effective Date, ATS owns or has sufficient rights in the ATS Patents and ATS Know-How, free and clear of any liens or encumbrances, to grant the rights to IMDC as contained in this License Agreement; (ii) during the term of this License Agreement, ATS will use reasonable best efforts not to encumber or diminish the rights granted to IMDC hereunder; (iii) ATS is not aware of any existing or threatened infringement action or claim of invalidity or adverse ownership with respect to the subject matter of the ATS Patents and ATS Know-How for use in conjunction with the Subject Products or of any facts which indicate that any such action or claim is likely to be instituted or asserted. IMDC understands, however, that the ATS Intellectual Property Rights involve technologies which have not been approved by any regulatory agency, and that ATS cannot guarantee the safety or usefulness of any Subject Products.

          7.3 No Additional Warranties. ATS MAKES NO WARRANTIES OTHER THAN AS
              ------------------------
SET FORTH IN SECTION 7.2 ("ATS' Representations and Warranties") CONCERNING ATS INTELLECTUAL PROPERTY COVERED BY THIS LICENSE AGREEMENT, INCLUDING WITHOUT LIMITATION, ATS MAKES NO EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. EXCEPT AS SET FORTH IN SECTION 7.2 ("ATS' Representations and Warranties"), ATS MAKES NO WARRANTY OR REPRESENTATION AS TO THE VALIDITY OR SCOPE OF THE ATS INTELLECTUAL PROPERTY RIGHTS, OR THAT

ANY OF THE SUBJECT PRODUCTS WILL BE FREE FROM AN INFRINGEMENT ON PATENTS OF THIRD PARTIES, OR THAT NO THIRD PARTIES ARE IN ANY WAY INFRINGING ATS INTELLECTUAL PROPERTY RIGHTS.

          7.4 Limitation on Damages. IN NO EVENT WILL EITHER PARTY BE LIABLE FOR
              ---------------------
ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING FROM THIS AGREEMENT.

                                    ARTICLE 8
                              COMPLIANCE WITH LAWS

          8.1 General. Each party shall, at its expense, comply with all laws,
              -------
rules and regulations applicable to the performance by them of their respective obligations under this License Agreement. IMDC shall register this License Agreement with any governmental agency which requires such registration, and IMDC shall pay all costs and legal fees in connection therewith.

          8.2 Governmental Rights. Certain of the research underlying the ATS
              -------------------
Intellectual Property Rights has been funded in part by the National Institutes of Health of the United States of America, and as a result of such governmental funding, the United States Government has certain rights in the inventions made from said funding. The license rights granted by ATS to IMDC under this License Agreement are subject to said governmental rights, and IMDC agrees to comply with said governmental rights, to the extent applicable. ATS shall furnish to IMDC from time to time such material information and documents as may reasonably be required to evaluate the rights of the United States Government.

                                    ARTICLE 9
                                 CONFIDENTIALITY

          9.1 Treatment of Confidential Information. During the term of this
License Agreement, and for a period of [**          ] after this License
Agreement expires or terminates, a party receiving Confidential Information of the other party will (i) maintain in confidence such Confidential Information to the same extent such party maintains its own proprietary information (but at a minimum each party shall use reasonable efforts); (ii) not disclose such Confidential Information to any third party without prior written consent of the other party; and (iii) not use such Confidential Information for any purpose except those permitted by this License Agreement. A party shall have no such obligation with respect to any portion of such Confidential Information which:

              9.1.1 is publicly disclosed by the disclosing party, or is otherwise publicly disclosed without the fault of the receiving party, either before or after it becomes known to the receiving party; or

              9.1.2 was known to the receiving party prior to when it was received from the disclosing party; or

              9.1.3 is subsequently disclosed to the receiving party in good faith by a third party who has a right to make such a disclosure; or

              9.1.4 has been published by a third party as a matter of right; or

              9.1.5 has been independently developed by the receiving party without the aid, application or use of Confidential Information from the disclosing party; or

              9.1.6 is required by law to be disclosed, but then only to the limited extent of such legally required disclosure.

          9.2 Publicity. Any publication, news release or other public
              ---------
announcement relating to this License Agreement, including the Exhibits and any of its or their respective terms, or to the performance hereunder, shall first be reviewed and approved by both parties, which approval shall not be unreasonably withheld; provided, however, that any disclosure which is required by law may be made without the prior consent of the other party, although the other party shall be given prompt notice of any such legally required disclosure and an opportunity to comment on the proposed disclosure reasonably in advance to the extent feasible. Further, the disclosing party shall make diligent efforts to limit the nature and scope of any disclosure to the extent reasonably possible. Either party shall be entitled to disclose the substance of this License Agreement to its shareholders (and to prospective shareholders to whom its stock is offered for purchase) under the customary confidentiality agreement and subject to the diligence requirements in the second sentence preceding this sentence. Each party shall also be entitled to provide a copy of this License Agreement to the Securities and Exchange Commission (if required).

                                   ARTICLE 10
                              TERM AND TERMINATION

          10.1 Term. Unless terminated sooner in accordance with the provisions
               ----
set forth herein, or extended in accordance with Section 10.2 ("Term Extension"), this License Agreement, and the licenses granted hereunder, shall commence on the Effective Date of this License Agreement and shall terminate at the later of (i) 15 years; or (ii) such time as the last of the patents included within the ATS Intellectual Property Rights expires.

          10.2 Term Extension. Subject to the terms of this Section 10.2, IMDC
               --------------
shall have the right to extend the term of this Agreement for successive annual renewal terms on a Product Category - by - Product Category basis by giving to ATS written notice of renewal at least one year in advance. In the event of such an extension, the minimum annual royalty payment under Section 2.6 ("Minimum Royalty") shall be re-set, on a Product Category-by-Product Category basis, at [**] of the average royalty payment under Section 2.6 ("Minimum Royalty") for
the prior [**    ] for the particular Product Category. ATS shall have the right to reject IMDC's notice of extension for the particular Product Category if the actual Running Royalties paid by IMDC for the particular Product Category have not exceeded the Minimum Royalty payment under Section 2.6 ("Minimum Royalty")
for [**          ] of the prior [**      ].

          10.3 Termination Upon Default.
               ------------------------

              10.3.1 ATS shall have the right to terminate IMDC's license rights with respect to any particular Subject Product or Product Category if:

                     (a) IMDC fails to exceed the Minimum Royalty payments under
Section 2.6 ("Minimum Royalty") for that particular Product Category for any [**
    ], commencing after [**     ] as defined in that section; or

                     (b) Within the time periods agreed upon by the parties from time to time in the R&D Plan or Clinical and Regulatory Approval Plan , IMDC does not use commercially reasonable efforts to obtain PMA approval for (i) [**
          ] Product Categories if the option under Section 1.2 ("Option to Acquire License for Second Phase Product Categories") is exercised; or (ii) [**
      ] of the First Phase Product Categories if the option is not exercised; provided, however, that in the event ATS retakes the licensing rights to a Product Category pursuant to Section 3.7 ("Disputes") or pursuant to this
Section 10.3, then the thresholds specified above shall be appropriately reduced in a manner which does not increase the percentage of Product Categories for which a PMA must be obtained; or

                     (c) IMDC fails to comply with the R&D Plan or the Clinical and Regulatory Approval Plan mutually agreed to at the commencement of such activities for the particular Subject Product or Product Category, and said failure is not cured by IMDC within 30 days after written notice of the failure is delivered to IMDC; or

                     (d) IMDC is in material breach of any of its other obligations with respect to the particular Subject Product or Product Category, and said breach is not cured within 30 days after written notice of the breach is delivered to IMDC.

              10.3.2 Either party shall have the right to terminate this Agreement in its entirety upon notice to the other party in the event the other party is in material breach of any of its obligations hereunder, including without limitation the failure of IMDC to make the payments specified in Section
2.1 ("License Fees"), which breach is not cured within thirty (30) days of written notice of such breach for nonpayment and within sixty (60) days of written notice of such breach for all other breaches.

              10.3.3 Termination Rights Due To Alternate Product.

                     (a) With respect to any Product Category for which IMDC has made a Milestone Payment, in the event IMDC enters into an agreement with any tissue engineering or similar company for the development and/or sale of any human-based product related to a given Product Category and commences commercial sales of such alternative product while IMDC still retains license rights to such Product Category under the terms of this Agreement, then upon such alternative product sales reaching a cumulative sales threshold of [**
                               ] ATS shall have the right to terminate IMDC's
license rights with respect to such Product Category within 60 days. Provided, IMDC may retain the rights to such Product Category by continuing to comply with the terms of this agreement and by paying to ATS a royalty on such alternative
product sales equal to [**               ] of the ATS royalty rate - assuming
for purposes of calculating the payment that all the sales of that alternative product were based upon ATS Intellectual Property Rights. Provided further, that the royalty rate on alternative product sales payable to ATS shall decrease [**
               ] but in no event shall [**                        ] of the ATS
royalty rate. At such time as the royalty payable to ATS on alternative product
sales under this section [**                               ]
the ATS royalty rate that would otherwise have been payable, the license shall
[**                    ] for the remainder of the term of the Agreement.

                     (b) In the event IMDC elects to retain its rights and later desires to terminate the license rights for the Product Category, IMDC may terminate the Product Category by giving ATS six months prior written notice. In the event of such notice, ATS may immediately license such rights to any other third party.

                     (c) Notwithstanding the foregoing, the provisions of this
Section 10.3.3 shall not be applicable to obligations of IMDC relating to products of Pharming where such obligations existed prior to the date of this Agreement.

          10.4 Rights Upon Termination. Notwithstanding any other provision of
               -----------------------
this License Agreement, upon any early termination of this License Agreement, in whole or with respect to a particular Subject Product or Product Category, the following provisions shall apply, as applicable, to the Subject Products(s) or Product Category(ies) for which the Agreement is being terminated:

                     (a) except as set forth in Section 10.9 ("License to Jointly Developed Improvements"), all license rights granted from ATS to IMDC shall terminate;

                     (b) all payments made by IMDC to ATS shall be retained by ATS and be non-refundable;

                     (c) all ATS stock issued to IMDC and all stock warrants granted to IMDC shall remain outstanding and in full force and effect;

                     (d) all intellectual property rights belonging to each party shall be retained by that party, with neither party having any license rights to use the other party's intellectual property rights;

                     (e) any regulatory approvals for the Subject Products shall be transferred from IMDC to ATS, as set forth in Section 3.4 ("Ownership of Data and Regulatory Approvals");

                     (f) all claims for damages caused by any breach occurring prior to the termination shall survive and remain enforceable;

                     (g) except as provided in Section 10.6 ("Work in Progress"), IMDC shall have no further right to use the ATS Patents or the ATS Know-How; and

                     (h) IMDC shall promptly return to ATS all samples, documents, information, and other materials which embody or disclose the ATS Intellectual Property Rights.

          10.5 Survivability. Any such termination shall not relieve either
               -------------
party from any obligations accrued to the date of such termination. The parties' obligations which have applicability after the termination shall survive the termination of this License Agreement, such as those applicable obligations in Section 5.2 ("Ownership of ATS Patents and ATS Know-How"); Section 5.3 ("Ownership of Improvements"); Article 6 ("Indemnity"); Article 7 ("Representations and Warranties; Liability Limitation"); Article 9 ("Confidentiality") and Section 12.2 ("Arbitration").

          10.6 Work-in-Progress. Upon any such early termination of the license
               ----------------
granted hereunder in accordance with this License Agreement, IMDC and its Affiliates shall be entitled to finish any work-in-progress and to sell any completed inventory of Subject Products covered by such license which remains on hand as of the date of the termination, so long as IMDC pays to ATS the royalties (if any) and submits the required reports applicable to said subsequent sales in accordance with the terms and conditions as set forth in this License Agreement, provided that no such sales shall be permitted after the
expiration of [**          ] after the date of termination.

          10.7 Termination Not Exclusive Remedy. The termination rights shall be
               --------------------------------
in addition to and not in substitution for any other remedies that may be available to the aggrieved party in connection with default by the other party. Termination shall not relieve the breaching party from liability and damages to the aggrieved party for breach of this Agreement. Waiver by the aggrieved party of a single default or a succession of defaults shall not deprive such party of any right to terminate this License Agreement arising by reason of any subsequent default.

          10.8 Change of Control. This License Agreement shall not be terminable
               -----------------
due to a change of control, sale or merger of either ATS, IMDC, or any of their respective Affiliates, including subsidiaries; and no approval or prior notice of such event shall be required. Any such change of control, sale or merger shall not constitute an assignment under Section 11.1, however, prompt notice thereof shall be given in writing.

          10.9 License to Jointly Developed Improvements. Section 5.3
               -----------------------------------------
("Ownership of Improvements") provides in part that where ATS and IMDC employees are co-inventors of (in the case of patents) or make an essential contribution to (in the case of know-how) any Improvement, ATS shall be the sole owner of such Improvement ("Jointly Developed Improvement"). The parties hereby agree that upon termination of this Agreement, IMDC shall retain a royalty-free,
non-transferable, [**         ], worldwide license under such Jointly Developed
Improvement(s) to make, use and sell Subject Products.

                                   ARTICLE 11
                             ASSIGNMENT; SUCCESSORS

          11.1 Assignment. Neither this License Agreement nor any rights granted
               ----------
hereunder may be assigned, transferred or sublicensed by either party except with the prior written consent of the other party, which consent shall not be unreasonably withheld, except (i) to a party which acquires substantially all of the assets of the assignor party; (ii) to an Affiliate of a party; or (iii) to a sublicensee in the case of Urinary Incontinence Products, in any of such cases consent of the other party is not necessary. Any such purported assignment which requires consent shall be void without consent.

          11.2 Binding Upon Successors and Assigns. Subject to the limitations
               -----------------------------------
on assignment herein, this License Agreement shall be binding upon and inure to the benefit of any successors in interest and assigns of ATS and IMDC. Any such successor or assignee of a party's interest shall expressly assume in writing the performance of all the terms and conditions of this License Agreement to be performed by such party.

          11.3 Research & Development Credits. It is the intention of the
               ------------------------------
parties to this Agreement that from a tax standpoint IMDC's investments and other payments to ATS until the point of commercial sales for a given Product Category are treated as a "cost sharing" arrangement whereby IMDC is defraying a portion of the research and development expenditures relating to the Product Portfolio. It is agreed that such expenditures constitute research and development expenses as defined in Section 174 of the Internal Revenue Code of 1986, as amended (the "Code"), and that those expenditures should be entitled to a research and development tax credit by IMDC under Section 41 of the Code.

                                   ARTICLE 12
                               GENERAL PROVISIONS

          12.1 Waiver. The failure of a party to enforce any of its rights under
               -----
this License Agreement or to object to action taken by the other party shall not constitute the waiver of any rights hereunder. Any waiver by a party hereunder must be in writing signed by the waiving party. No waiver of any breach of this License Agreement shall be held to constitute a waiver of any other or subsequent breach.

          12.2 Arbitration. Any disputes arising from this Agreement (other than
               -----------
validity of the ATS Intellectual Property Rights) shall be resolved through final and binding arbitration under the rules of the American Arbitration Association by one arbitrator in Los Angeles, California . The parties will share the costs of the arbitration, and each party will bear its own expenses unless the arbitrator determines that a party has acted in bad faith. The decision of the arbitrator shall be final and non-appealable and may be enforced in any court of competent jurisdiction. The parties consent to jurisdiction in any federal or state court located in Los Angeles, California.

          12.3 Notices. All notices shall be deemed complete on transmission by
               -------
facsimile or telecopier or within three business days after the date of mailing if sent by mail or upon delivery by same day or next day delivery service. Notices shall be sent to the following addresses unless either party designates a different address:

     For IMDC:

              INAMED Corporation
              5540 Ekwill Street, Suite D
              Santa Barbara, California 93111
              Attention:  [**     ]
              Attention:  [**           ]
              Phone: [**        ]
              Fax:  [**        ]

     For ATS:

              Advanced Tissue Sciences, Inc.
              10933 North Torrey Pines Road
              La Jolla, California 92037-1005
              Attention:  [**           ]
              Attention:  [**                     ]
              Phone: [**        ]
              Fax:  [**        ]

          12.4 Governing Law. This License Agreement shall be governed by the
               -------------
substantive law of the State of California.

          12.5 Entire Agreement. This License Agreement, together with all
               ----------------
Exhibits attached hereto and with the Heads of Agreement and the other agreements referenced in the Heads of Agreement represent the entire agreement of the parties with respect to the subject matter hereof. In the event of any inconsistency among the provisions of any of the agreements, the terms of the this License Agreement shall prevail.

          12.6 Amendments. This License Agreement may be amended only by an
               ----------
agreement in writing executed by both parties.

          12.7 Force Majeure. The obligations of the parties under this License
               -------------
Agreement shall be subject to government regulations, significant material shortages, labor disputes, war, embargoes, and causes beyond the reasonable control of a party. The party whose performance is prevented as the result of any of the foregoing shall use continuous and diligent efforts to remedy its inability to perform.

          12.8 Severability. If one of the provisions of this License Agreement
               ------------
should be declared void or unenforceable, the remaining terms of this License Agreement shall continue in full force and effect unless such construction is unreasonable.

          12.9 Recording. If requested by either party, ATS and IMDC shall enter
               ---------
into one or more additional short form license agreements, having terms consistent with this License Agreement, for recording with the U.S. Patent and Trademark Office.

          12.10 Counterparts. This License Agreement may be signed in one or
                ------------
more counterparts; signatures may be transmitted by facsimile.

     IN WITNESS WHEREOF, the parties have executed this License Agreement by their duly authorized representatives to be effective as of the date set forth above.

                         IMDC:

                                  INAMED CORPORATION,
                                  a Delaware corporation

                                  By: /s/ Ilan K. Reich
                                     -----------------------------------

                                  Title:  President and Co-CEO
                                        --------------------------------



                         ATS:

                                  ADVANCED TISSUE SCIENCES, INC.,
                                  a Delaware corporation



                                  By: /s/ Arthur J. Benvenuto
                                     -----------------------------------

                                  Title: Chairman and CEO
                                        --------------------------------

                                    EXHIBIT A
                                   DEFINITIONS

     As used in the License Agreement, the following terms shall have the meanings set forth in this Exhibit A.
                           ---------

     Affiliate means (i) any entity directly or indirectly controlling,
     ---------
controlled by or under common control with another entity, (ii) any person or entity owning or controlling fifty percent (50%) or more of the outstanding voting securities of an entity, or (iii) any officer, director or partner of an entity. "Control" shall mean the possession of the power to direct or cause the direction of the management and the policies of an entity, whether through the ownership of a majority of the outstanding voting securities or by contract or otherwise.

     ATS Know-How shall mean all know-how, trade secret, data, processes,
     ------------
procedures, methods, formulas, protocols and information which are not covered by the ATS Patents or Improvements or any other patent rights of ATS, but which are known by ATS and are necessary or useful for the commercial exploitation of the Subject Products.

     ATS Patents shall mean the patents and patent applications listed on
     -----------
Exhibit B hereto, and any and all patents issuing thereon and all foreign equivalents thereof, owned by or licensed to ATS with the right to sublicense which disclose subject matter useful or necessary for the commercial exploitation of the Subject Products. Exhibit B shall be amended from time to time to add any new intellectual property of ATS which might arise, other than by business acquisition or merger, that is applicable to the Product Categories. The term "patents" as used in this License Agreement shall include, without limitation, all substitutions, continuations, continuations-in-part (to the extent the invention described in the continuation-in-part application claims subject matter supported by the original application), divisions, reissues, extensions and foreign counterparts of the aforementioned.

     ATS Intellectual Property Rights shall mean the ATS Patents and the ATS
     --------------------------------
Know-How.

     Breast Reconstruction Product means a collagen and living cells-based,
     -----------------------------
human matrix product grown outside the body for use in reconstructive surgery of the human breast, whether following a mastectomy or lumpectomy, or to treat deformities.

     Burn Treatment Product means a non-viable human dermal matrix and
     ----------------------
fibroblast coated biocompatible scaffold (e.g., "TransCyte(TM)") for use in cosmetic surgery for the enhancement of normal skin in connection with procedures such as chemical peels, laser resurfacing or other aesthetic treatments.

     Clinical and Regulatory Approval Plan shall have the meaning set forth in
     -------------------------------------
Section 3.1 ("R&D Plan; Clinical and Regulatory Approval Plan").

     Confidential Information means any and all oral or written or tangible
     ------------------------
proprietary or confidential ideas, inventions, information, data, materials and know-how or the like owned or controlled by IMDC or ATS and disclosed by or on behalf of one party to the other, from time to time in connection with this License Agreement, which the other party should reasonably expect to be proprietary or confidential. A party shall attempt to identify the confidential status of Confidential Information disclosed hereunder, but the failure to so mark or identify shall not destroy the confidential or proprietary nature of the Confidential Information. Without limiting the generality of the foregoing, ATS's Confidential Information includes, without limitation, all non-published ATS Intellectual Property Rights.

     Direct Cost shall mean actual costs incurred for labor and materials
     -----------
calculated in accordance with generally accepted cost accounting principles ("GAAP").

     FDA shall mean the United States Food and Drug Administration.
     ---

     First Additional Royalty shall have the meaning set forth in Section 2.4
     ------------------------
("First Additional Royalty").

     First Phase Subject Products shall mean products within the First Phase
     ----------------------------
Product Categories.

     First Phase Product Categories shall mean Burn Treatment Products,
     ------------------------------
Reconstructive Cartilage Products, and Breast Reconstruction Products.

     Gross Profit Margin shall mean Net Sales minus [**               ] divided
     -------------------
by Net Sales, expressed as a percent, all calculated in accordance with GAAP to the extent applicable and consistent with the past practice of IMDC.

     Heads of Agreement shall have the meaning set forth in Recital F hereof.
     ------------------

     Human Collagen Product shall mean a collagen-based, human matrix injectable
     ----------------------
product for use in the correction of wrinkles and lip enhancement.

     Improvements shall mean future inventions and patent rights and know-how
     ------------
that are discovered by ATS and/or IMDC which are based on the ATS Patents and ATS Know-How.

     Milestone Payments shall have the meaning set forth in Section 2.2
     ------------------
("Milestone Payments").

     Minimum Royalty shall have the meaning set forth in Section 2.6 ("Minimum
     ---------------
Royalty").

     Net Sales shall mean the amount [**              ] IMDC or any Affiliate on
     ---------
sales of the Subject Products (corrected for [**          ]) after the following
deductions (but only to the extent the [** ] amount had included such deductions) all calculated in accordance with GAAP to the extent applicable:

                     (a)  [**
    ];

                     (b) credits or allowances, if any, given or made on account of the return of the Subject Products by the purchaser, or [**
                                                          ];

                     (c) [**                               ] (but only to the
extent included in the amount billed for Subject Products as specified above);

                     (d) [**          ] (but only to the extent included in the
amount [**  ] for Subject Products as specified above);

                     (e) [**     ] (but only to the extent included in the
amount billed for Subject Products as specified above); and

                     (f) [**     ].

     If the Subject Product is consumed by IMDC in connection with the operation of a business (excluding the conduct of clinical trials for obtaining regulatory approval), for example if the IMDC conducts a healthcare treatment service for patients and consumes the Subject Product in connection with said patient services, then the normal sale price at which IMDC customarily sells the Subject Product to third parties shall be deemed to constitute "Net Sales" for such consumed Subject Product.

     PMA means a Pre-Market Approval application submitted to the United States
     ---
Food and Drug Administration.

     Product Categories shall mean (i) Burn Treatment Products, Reconstructive
     ------------------
Cartilage Products and Breast Reconstruction Products (the First Phase Product Categories); and (ii) Human Collagen Products and Urinary Incontinence Products (the Second Phase Product Categories) if IMDC has exercised its option to obtain a license to the Second Phase Product Categories.

     Product Portfolio means all of the Subject Products.
     -----------------

     R&D Plan shall have the meaning set forth in Section 3.1 ("R&D Plan;
     --------
Clinical and Regulatory Approval Plan").

     Reconstructive Cartilage Product shall mean an allogenic, collagen-based
     --------------------------------
product for use in plastic and reconstructive surgery to provide human cartilage for aesthetic, cosmetic or other reasons; the primary anticipated application being rhinoplasty.

     Running Royalty shall have the meaning set forth in Section 2.3 ("Running
     ---------------
Royalty").

     Second Additional Royalty shall have the meaning set forth in Section 2.5
     -------------------------
("Second Additional Royalty").

     Second Phase Product Categories shall mean Human Collagen Products and
     -------------------------------
Urinary Incontinence Products.

     Second Phase Subject Products shall mean products within the Second Phase
     -----------------------------
Product Categories.

     Subject Products shall mean (i) First Phase Subject Products; and (ii)
     ----------------
Second Phase Subject Products if IMDC has exercised its option to obtain a license to the Second Phase Product Categories.

     Territory is worldwide.
     ---------

     Urinary Incontinence Product shall mean a collagen-based, human matrix
     ----------------------------
bulking product for use in the treatment of urinary incontinence.

     Wall Street Prime Rate means the [**            ] published from time to
     ----------------------
time in The Wall Street Journal newspaper under [**         ] as the [**
        -----------------------
    ] comprising the base [**                   ] posted by at least [**
                         ].

                                    EXHIBIT B

                          INAMED RELATED PATENT RIGHTS


FIRST PHASE PRODUCTS

U.S. AND FOREIGN PATENTS
------------------------

U.S. Pat. No. 4,963,489, issued 10/16/90, entitled "Three-Dimensional Cell and Tissue Culture System" (Core patent)

U.S. Pat. No. 5,443,950, issued 08/25/95, entitled "Three-Dimensional Cell and Tissue Culture System" (Transplantation/Implantation methods)

U.S. Pat. No. 5,460,939, issued 10/24/95, entitled "Temporary Living Skin Replacement" (TRANSCYTE(TM))

U.S. Pat. No. 5,830,708, issued 11/03/98, entitled "Methods for the Production of a Naturally Secreted Extracellular Matrix" (Isolation methods)

U.S. Pat. No. 5,843,766, issued 12/01/98, entitled "Apparatus for the Growth and Packaging of Three-Dimensional Tissue Cultures" (TRANSCYTE bioreactor)

U.S. Pat. No. 5,902,741, issued 05/11/99, entitled "Three-Dimensional Cartilage Cultures" (Cartilage compositions and methods)

Australian Pat. No. 644578, granted 04/06/94, entitled "Three-Dimensional Cell and Tissue Culture System" (Core patent)

Canadian Pat. No. 1,310,926, granted 12/01/92, entitled "Process for Replicating Bone Marrow and Other Tissue In Vitro and Using the Same" (Core patent)

European Pat. No. 0 309 456, granted 09/13/95, entitled "Stromal Tissue" (Core patent; Contracting countries: Austria, Belgium, France, Germany, Italy, Luxembourg, Netherlands, Sweden, and UK)

Finnish Pat. No. 100249, granted 10/31/97, entitled "Process for Replicating Bone Marrow" (Core patent)

Hong Kong Pat. No. 1007684, granted 04/23/99, entitled "Stromal Tissue" (Core patent)

Hungarian Pat. No. 202,578, granted 11/01/91, entitled "Process for Replicating Bone Marrow" (Core patent)

Israeli Pat. No. 85957, granted 09/25/94, entitled "Living Stromal Tissue Prepared In Vitro Comprising Stromal Cells and Connective Tissue Proteins" (Core patent)

Korean Pat. No. 156571, granted 07/23/98, entitled "Three-Dimensional Cell and Tissue Culture System" (Core patent)

Japanese Pat. No. 2857392, granted 11/27/98, entitled "Process for Replicating Bone Marrow" (Core patent)

New Zealand Pat. No. 230572, granted 09/06/89, entitled, "Three-Dimensional Cell and Tissue Culture System" (Core patent)

Portuguese Patent No. 87136, granted 05/25/92, entitled "Process for Replicating Bone Marrow and Other Tissue In Vitro and Using the Same" (Core patent)

Romanian Pat. No. 106655, granted 04/15/87, entitled, "Process for Replicating Bone Marrow" (Core patent)

South African Pat. No. 87/2805, granted 04/21/87, entitled "Process for Replicating Bone Marrow" (Core patent)

Spanish Pat. No., 2,009,894, granted 04/04/88, entitled "Replicating Bone Marrow" (Core patent)

Norwegian Pat. No. 179181, granted 08/21/96, entitled " entitled "Process for Replicating Bone Marrow" (Core patent)

Australian Pat. No. 689605, granted 07/16/98, entitled, "Three-Dimensional Cartilage Cultures" (Cartilage compositions and methods)

New Zealand Pat. No. 288467, granted 02/09/99, entitled, "Three-Dimensional Cartilage Cultures" (Cartilage compositions and methods)


U.S. AND FOREIGN APPLICATIONS
-----------------------------

[**

                                   ]

[**
                                                              ]

[**

                   ]

[**

                                                 ]

[**

                                        ]

[**
                                                            ]

[**

                ]

[**
                               ]

[**
                   ]

[**
      ]

[**
                                                        ]

[**
                                                        ]

[**
                                                        ]

[**
                                                        ]

[**
                                                        ]

[**

                                                ]

[**

                                                ]

[**

                                                ]

[**

                                                ]

[**

                                                ]

[**

                                                ]

[**

            ]

[**

        ]

[**

            ]

[**

        ]

[**

            ]

[**

            ]

[**


                             ]

[**

          ]

[**

                                    ]

SECOND PHASE PRODUCTS
---------------------

[**
                                                                     ]

[**
                      ]

                                    EXHIBIT C

                           PRICING FORMULA & MECHANISM

The pricing for facial wrinkle products is set forth in the table below. Initial pricing will be based upon the assumptions in the model containing a [** ] average selling price. Identified variables will be adjusted quarterly as real experience is determined.

INAMED & ADVANCED TISSUE SCIENCES

PRICING FOR FACIAL WRINKLE
PRODUCTS

-------------------------------------------------------------------------------
ATS INITIAL COST ASSUMPTIONS

[**                                     [**] per roller bottle
        ]
[**           ]                         [**] per roller bottle
                                        ---
[**                     ]               [**] per roller bottle


[**                                     [**      ] per roller
                     ]                       bottle
-------------------------------------------------------------------------------

FORMULA PRICE:                          [**  ] per roller bottle
[**                                     [**           ]
       ]
                                         [**

                                                                   ]
--------------------------------------------------------------------------------

FLOOR                                   [**  ] per roller bottle
PRICE:
[**                        ]            [**           ]
                                         [**

                                                                   ]
--------------------------------------------------------------------------------

CAP PRICE:                              [**







                                                         ]
--------------------------------------------------------------------------------

MODEL AT VARIOUS ASPS:          *  Denotes an assumption which will be adjusted
                                   [**      ], based on actual experience



    ASP*                    [**  ]    [**  ]    [**  ]    [**  ]     [**  ]    [**  ]    [**  ]    [**  ]     [**  ]

    [**  ]                   [** ]     [** ]     [** ]     [** ]      [** ]     [** ]     [** ]     [** ]      [** ]

    [**       ]              [** ]     [** ]     [** ]     [** ]      [** ]     [** ]     [** ]     [** ]      [** ]

    [**
              ]              [** ]     [** ]     [** ]     [** ]      [** ]     [** ]     [** ]     [** ]      [** ]

    [**            ]          [**]      [**]      [**]      [**]       [**]      [**]      [**]      [**]      [** ]

    [**              ]
      [**  ]                 [** ]     [** ]     [** ]     [** ]      [** ]     [** ]     [** ]     [** ]      [** ]
      [**    ]              [**  ]    [**  ]    [**  ]    [**  ]     [**  ]    [**  ]    [**  ]    [**  ]    [**   ]

    [**              ]        [**]      [**]      [**]      [**]       [**]      [**]      [**]      [**]       [**]

    [**              ]       [** ]      [**]      [**]      [**]       [**]      [**]      [**]      [**]       [**]

    [**              ]
      [**  ]                 [** ]     [** ]     [** ]     [** ]      [** ]     [** ]     [** ]     [** ]      [** ]
      [**    ]              [**  ]    [**  ]    [**  ]    [**  ]     [**  ]    [**  ]    [**  ]    [**  ]    [**   ]

    [**
                       ]      [**]      [**]      [**]      [**]       [**]      [**]      [**]      [**]       [**]

    [**


                 ]
